FOR RELEASE                                 CONTACT:  Christopher D. Morris
April 22, 2008                                        Executive Vice President
3:05 p.m. Central Time                                Chief Financial Officer
                                                      (972) 258-4525

                            CEC ENTERTAINMENT REPORTS
          STRONG FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2008

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced earnings for the first quarter ended March 30, 2008.

Revenues for the first quarter of 2008 increased to $245.2 million from $232.9 million in the same period of 2007 primarily due to new store development and a 3.6% increase in comparable store sales. Net income for the first quarter of 2008 increased to $32.9 million compared to $32.0 million in the same period of 2007. Diluted earnings per share in the first quarter of 2008 increased 33% to $1.26 per share from $0.95 per share in the first quarter of 2007.

During the first three months of 2008, the Company repurchased $58.6 million of its common stock representing 2.1 million shares or approximately 8.1% of weighted average diluted shares outstanding at the end of the quarter. This brought the remaining balance on the Company's share repurchase authorization to $173.6 million at March 30, 2008. Outstanding borrowings on the Company's $550 million line-of-credit declined to $310.4 million at the end of the first quarter compared to $316.8 million at the end of 2007. The Company remains committed to completing the share repurchase authorization and achieving its targeted Debt-to-Adjusted EBITDA ratio of 2:1 in a timely manner, subject to market conditions.

Richard M. Frank, Chairman and Chief Executive Officer, stated that, "The 2008 fiscal year is off to a positive start with comparable store sales increasing 2.6% in the first sixteen weeks of the year. We are pleased with our strong sales performance in a difficult consumer environment providing evidence that our strategic initiatives are taking hold and the Chuck E. Cheese's brand is vibrant. As we move forward, our primary objective will continue to be building sales momentum in existing stores. We remain confident in our strategies and believe we have a talented and motivated team to execute the strategies at the highest level."

Business Outlook:

Based on current estimates, the Company expects diluted earnings per share to range from $2.33 to $2.40 per share for the 2008 fiscal year and $0.29 to $0.33 per share for the second quarter of 2008. This guidance is based on the following assumptions:
     - Comparable store sales growth of 1.0% to 2.0% for the 2008 fiscal year;
     - The average price per pound of block cheese for the 2008 fiscal year of $1.85;
     - An increase in labor expenses for the 2008 fiscal year, primarily driven by higher wage rates, of 0.7% to 0.9% as a percent of store sales;
     - Five to six new Company units and five to six new franchise units during the year;
     -    Total capital expenditures for the year of $80 to $85 million;
     -    Free cash flow will be used to repurchase shares of common stock; and
     -    An effective tax rate of 38% for the remainder of the year.

First Quarter Conference Call:

The Company will host a conference call today, April 22, 2008, at 3:30 p.m. Central Time to discuss its first quarter 2008 financial results. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available for a minimum of ninety days on the website.

Non-GAAP Performance Measures:

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP"). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP performance measures such as Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Free Cash Flow.

Reconciliations of the most directly comparable GAAP financial measure to Adjusted EBITDA and Free Cash Flow and certain other supplemental financial data are set forth in tables accompanying this release.

About CEC Entertainment, Inc.:

Celebrating over 30 years of success as a place Where a Kid can be a Kid(R), CEC Entertainment, Inc. is a leading innovator in the family entertainment/dining industry. The Company and its franchisees operate a system of 535 Chuck E. Cheese's restaurants located throughout the United States (excluding Wyoming and Vermont), Canada and abroad. Currently, 490 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company's website at www.chuckecheese.com.

Chuck E Cheese's offers families with kids a one-of-a-kind total entertainment experience that includes the coolest games and rides, chances to win tickets for fun prizes, entertainment and great food for the family. Today, more than ever, kids need a safe, wholesome environment in which they can laugh, play and simply enjoy being a kid.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies; national, regional and local economic conditions affecting the entertainment/dining industry; consumers' health, nutrition and dietary preferences; competition within each of the restaurant and entertainment industries; ability to retain key personnel; success of its franchise operations; negative publicity; disruption of its commodity distribution system; ability to protect its trademarks and other proprietary rights; health epidemics or pandemics; acts of God; terrorists acts; litigation; product liability claims and product recalls; demographic trends; fluctuations in quarterly results of operations, including seasonality; government regulations; weather; school holidays; and increased commodity, utility, insurance, advertising and labor costs.

                           - financial tables follow -

                             CEC ENTERTAINMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                             Quarter Ended
                                                        -----------------------
                                                        March 30,      April 1,
                                                          2008           2007
                                                        ---------     ---------
                                                              (Unaudited)

REVENUE:
   Company store sales ............................     $ 244,219     $ 231,859
   Franchise fees and royalties ...................           957         1,000
                                                        ---------     ---------
      Total revenue ...............................       245,176       232,859
                                                        ---------     ---------

OPERATING COSTS AND EXPENSES:
Company store operating costs:
   Cost of sales ..................................        38,097        35,997
   Labor expenses .................................        62,236        58,490
   Depreciation and amortization ..................        18,464        16,857
   Rent expense ...................................        16,496        15,925
   Other operating expenses .......................        30,638        29,632
                                                        ---------     ---------
      Total Company store operating costs .........       165,931       156,901
Advertising expense................................        10,119         8,440
General and administrative ........................        13,288        13,249
                                                        ---------     ---------
      Total operating costs and expenses...........       189,338       178,590
                                                        ---------     ---------
Operating income ..................................        55,838        54,269
Interest expense, net .............................         3,833         2,791
                                                        ---------     ---------
Income before income taxes ........................        52,005        51,478
Income taxes ......................................        19,094        19,458
                                                        ---------     ---------

Net income ........................................     $  32,911     $  32,020
                                                        =========     =========

Earnings per share:
   Basic ..........................................     $    1.28     $    1.00
   Diluted ........................................     $    1.26     $    0.95

Weighted average shares outstanding:
   Basic ..........................................        25,752        32,164
   Diluted ........................................        26,102        33,670


                                    CEC ENTERTAINMENT, INC.
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                         (in thousands)

                                                                    March 30,     December 30,
                                                                       2008           2007
                                                                    ---------     ------------
                            ASSETS                                          (Unaudited)

Current assets:
   Cash and cash equivalents ..................................     $  16,375      $  18,373
   Other current assets .......................................        43,783         48,646
                                                                    ---------      ---------
      Total current assets ....................................        60,158         67,019
Property and equipment, net ...................................       662,283        668,390
Other assets ..................................................         2,433          2,484
                                                                    ---------      ---------

      Total assets ............................................     $ 724,874      $ 737,893
                                                                    =========      =========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt ..........................     $     740      $     756
   Other current liabilities ..................................        98,147         78,149
                                                                    ---------      ---------
      Total current liabilities ...............................        98,887         78,905
Long-term debt, less current portion ..........................       322,510        329,119
Other liabilities .............................................       110,304        111,876
                                                                    ---------      ---------
      Total liabilities .......................................       531,701        519,900

Shareholders' equity ..........................................       193,173        217,993
                                                                    ---------      ---------

      Total liabilities and shareholders' equity ..............     $ 724,874      $ 737,893
                                                                    =========      =========



                             CEC ENTERTAINMENT, INC.
         RECONCILIATION OF GAAP RESULTS TO NON-GAAP PERFORMANCE MEASURES
                      AND OTHER SUPPLEMENTAL FINANCIAL DATA
                       (in thousands, except percentages)

The following table sets forth a reconciliation of net income to Adjusted EBITDA and certain other supplemental financial data for the periods shown:

                                                        Quarter Ended
                                                   -----------------------
                                                   March 30,      April 1,
                                                      2008          2007
                                                   ---------     ---------
                                                         (Unaudited)

     Revenues ................................     $ 245,176     $ 232,859
                                                   ---------     ---------

     Net income...............................     $  32,911     $  32,020
     Add:
        Income taxes .........................        19,094        19,458
        Interest expense, net ................         3,833         2,791
        Depreciation and amortization ........        18,453        17,086
        Asset write-offs .....................           617         1,127
        Stock-based compensation..............         1,075           874
                                                   ---------     ---------
           Adjusted EBITDA ...................     $  75,983     $  73,356
                                                   =========     =========

           Adjusted EBITDA Margin ............          31.0%         31.5%


The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

                                                        Quarter Ended
                                                   -----------------------
                                                   March 30,      April 1,
                                                      2008          2007
                                                   ---------     ---------
                                                         (Unaudited)

     Cash provided by operating activities ...     $  81,479     $  84,749
     Less:
        Capital expenditures..................        18,087        28,579
                                                   ---------     ---------
           Free Cash Flow ....................     $  63,392     $  56,170
                                                   =========     =========


=======

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income excluding income taxes, net interest expense, depreciation, amortization, asset write-offs and stock-based compensation. Adjusted EBITDA Margin represents Adjusted EBITDA divided by revenues expressed as a percentage.

Free Cash Flow, also a non-GAAP measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the non-GAAP performance measures above provide useful information to the Company, investors and other interested parties regarding the Company's operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses. The non-GAAP performance measures presented in the schedules above should not be viewed as alternatives or substitutes for the Company's reported GAAP results. Adjusted EBITDA and Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

                             CEC ENTERTAINMENT, INC.
                                STORE INFORMATION

                                                         Quarter Ended
                                                     ----------------------
                                                     March 30,     April 1,
                                                       2008          2007
                                                     ---------     --------

     Number of Company-owned stores:
        Beginning of period ....................         490          484
        New ....................................           -            3
        Acquired from franchisees ..............           -            -
        Closed .................................           -           (2)
                                                       -----        -----
        End of period ..........................         490          485
                                                       =====        =====

     Number of franchise stores:
        Beginning of period ....................          44           45
        New ....................................           -            -
        Acquired from franchisees ..............           -            -
        Closed .................................           -            -
                                                       -----        -----
        End of period ..........................          44           45
                                                       =====        =====





























                                      # # #